EXHIBIT 10.22

                    [Letterhead of The Bank of Nova Scotia]

To:         ADT Finance Plc
            19/21 Denmark Street
            Wokingham
            Berkshire
            RG40 2QE

Dear Sirs

On Demand Facility

We, The Bank of Nova Scotia, acting through its London branch at Scotia House, 33 Finsbury Square, London EC2A 1BB, are pleased to make available to you, in contemplation of the confirmation of a Pound Sterling90,000,000 Facility Agreement among you, ADT (U.K.) Holdings Limited and others as guarantors (the "Permanent Facility") and as a temporary portion of the Permanent Facility pending confirmation thereof, a sterling on demand facility on the terms set forth in this Facility Letter.



      1.  Definitions and Interpretation

           (a) In this letter the following terms have the meanings given to them in this paragraph 1(a):

               "Associated Costs Rate" means the rate necessary to cover any monetary control, liquidity or reserve asset costs where applicable as determined by us from time to time.

               "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in London.

               "Finance Documents" means (i) this Facility Letter, (ii) the guarantees of even date herewith entered into by ADT Limited, ADT (UK) Holdings Limited, Modern Security Systems Limited, ADT Group plc, Electric Protection Services Limited and Automated Security (Holdings) plc in our favour in respect of your obligations under this Facility Letter, and (iii) any other agreement, deed, letter, certificate or statement entered into or provided by you or any Group Guarantor pursuant to the terms thereof or otherwise in connection therewith.

               "Group Guarantors" means ADT Limited, ADT (UK) Holdings Limited, Modern Security Systems Limited, ADT Group plc, Electric Protection Services Limited and Automated Security (Holdings) plc, each of which has entered into a guarantee of even date herewith in our favour in respect of your obligations under this Facility Letter.

               "LIBOR" means, in relation to any amount owed by you hereunder on which interest for a given period is to accrue, the rate per annum determined by us to be equal to the arithmetic mean (rounded if necessary upwards to 5 decimal places) of the offered quotations which appear on the relevant page (as defined in paragraph 1(b)) for such period at or about 11.00 a.m. (London time) on the first day of such period.

               "Loan" means the aggregate principal amount for the time being outstanding hereunder.

               " Pound Sterling" and "sterling" denotes lawful currency of the United Kingdom.

           (b)  For the purposes of the definition of "LIBOR":

                 (i) "relevant page" means page 3750 of the Telerate Screen Service for the display of London Interbank Offered rates for sterling (or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying London Interbank Offered Rates for such currency as we shall, after consultation with you, select); and

                (ii) if no quotation for the relevant period is displayed and we have not selected an alternative service on which one or more such quotations are displayed, "LIBOR" shall mean the rate at which we are offering to prime banks in the London Interbank Market deposits in sterling and for such period at or about 11.00 a.m. (London time) on the first day of such period.

      2.  The Facility

           (a) Subject to the terms of this Facility Letter, we grant to you a sterling on demand facility in an aggregate amount of Pound
Sterling27,000,000.

           (b) You shall ensure that no amount raised by you hereunder shall be used to give financial assistance (as such term is defined in the Companies Act 1985 or any analogous provision of any similar law applicable to any Group Guarantor) directly or indirectly for any purpose which would be unlawful or would prejudice in any way whatsoever the validity or enforceability of your obligations or any of the obligations of the Group Guarantors under any of the Finance Documents.

      3.  Availability of the Facility

               Subject to Paragraph 4, you may drawdown the facility in one amount by giving notice to us not later than 10.00 a.m. on the proposed date of drawdown. Any portion of the facility which is not drawndown on such date is cancelled.

      4.  Condition Precedent Documents

               We will only make available to you the facility once we have confirmed to you that we have received all of the documents listed in the Schedule (Condition Precedent Documents) and that each is, in form and substance, satisfactory to us. We will promptly give you notice of such satisfaction.

      5.  Termination

           (a) You may terminate this agreement at any time upon the repayment of all amounts outstanding hereunder including all interest accrued and other charges, costs and expenses.

           (b) We may terminate the whole or any part of this facility by giving you notice at any time at our discretion following which no further advances shall be made under this facility.

      6.  Repayment

               Notwithstanding any other provision in this Facility Letter, upon our written demand you shall pay to us at The Bank of Nova Scotia, direct chaps code: 30-16-61 in sterling and in immediately available, freely transferable funds all amounts outstanding hereunder including all interest accrued and other charges, costs and expenses. Any part of the Loan which you repay, whether voluntarily or pursuant to our demand, cannot be drawn down again. If notice of our demand has been received (or deemed to have been received) by you on or prior to 9.30 a.m. on any Business Day, you shall be obliged to pay the amount so demanded on such Business Day or if received (or deemed received) later than 9.30 a.m., on the next succeeding Business Day.

      7.  Interest

           (a) You shall pay interest on the Loan on the last day of each interest period at the rate which is the sum of 0.50 per cent. per annum in respect of such interest period, the Associated Costs Rate in respect of such interest period and LIBOR. The duration of interest periods under this facility shall be one month or such shorter period as may be agreed by us and you. Other than in the case of the first interest period, each interest period will commence on the last day of the previous interest period. If at the end of any interest period you do not repay the Loan, then you may select another interest period.

           (b) If you fail to pay any amount when due (in respect of principal or interest or otherwise), you shall be liable to pay interest on such unpaid sum upon our demand. Such interest shall be calculated from the date when such amount was due until the date of actual payment at an interest rate as well after as before judgment equal to the sum from time to time of
2.50 per cent. per annum, the Associated Costs Rate in respect thereof at such time and LIBOR on the first day of such periods as we may reasonably select.

           (c) Computations of interest shall be made by us on the basis of a year of 365 days and the actual number of days elapsed.

      8.  Undertaking

               Without prejudice to Paragraph 6, you undertake to notify us immediately in the event that any external indebtedness for borrowed money of yourself in excess, in aggregate, of Pound Sterling10,000,000 (or its equivalent) is not paid when due, any such indebtedness of yourself in excess, in aggregate, of Pound Sterling10,000,000 (or its equivalent) is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of yourself becomes entitled to declare any such indebtedness of yourself in excess, in aggregate, of Pound Sterling10,000,000 (or its equivalent) due and payable prior to its specified maturity.

      9.  Indemnity

               If any amount advanced under Paragraph 2(a) above is repaid otherwise than on the last day of the interest period relating thereto, you shall pay us the shortfall (if any) between (i) interest (less 0.50 pr cent. per annum and Associated Costs Rate) which would have been payable by you on the repaid amount for the rest of such interest period and (ii) interest on the repaid amount if re-lent in the London Interbank Market for the rest of such interest period.

     10.  Costs, Fees and Payments

           (a) You shall reimburse us on demand for all reasonable expenses (including legal fees) inclusive of value added tax incurred by us in connection with the negotiation, preparation and execution of this Facility Letter and for all expenses (including legal fees) inclusive of value added tax incurred by us in contemplation of or otherwise in connection with the enforcement, preservation or protection of any of our rights in respect thereof.

           (b) Without prejudice to anything else herein contained you shall indemnify us on demand against any losses, premium, penalties and expenses which we may sustain or incur as a consequence of payment of any amount otherwise than on the due date therefor or in the manner herein prescribed.

           (c) All payments made by you hereunder shall be made in sterling and shall be paid in full without set-off or counterclaim.

     11.  Taxes

               All payments to be made by you hereunder shall be free and clear of and without deduction or withholding for any tax or other matter other than as required by law; if you are required by law to make any deduction or withholding on account of tax (other than a tax imposed on and calculated by reference to our overall net income) or otherwise from any such payment, the sum due from you in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, we receive a net sum equal to the sum which we would have received had no deduction or withholding been made.

     12.  No Waiver

               No failure by us to exercise, nor any delay in exercising any of our rights or remedies hereunder shall operate as a waiver of those rights or remedies. Nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

     13.  Set-Off

               You hereby authorise us to apply any credit balance to which you are entitled on any of your accounts with us in satisfaction of any sum due to us by you but unpaid and to purchase sterling with the monies standing to the credit of any such account if necessary to effect such application. We shall not be obliged to exercise our rights under this clause but we shall confirm any such application which is made by us to you in writing promptly thereafter.

     14.  Currency of Account

               Sterling is the currency of account and payment for each and every sum at any time due from you hereunder. If for any reason any sum due from you pursuant to the terms of this letter or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgement into another currency ("second currency") for the purpose of (i) making or filing a claim or proof against you, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, you shall indemnify us and hold us harmless from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which we may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to us in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

     15.  Assignment

               We shall not assign the whole or any part of this Facility Letter without your prior written consent (such consent not to be unreasonably withheld or delayed). However, if at the time of such transfer or assignment, a written demand for payment has been made pursuant to Clause 6, but such payment has not been received within the time specified in Clause 6, no such consent as is referred to in this Clause 15 shall be required. The expressions "we", "us" and "our" wherever used herein shall be deemed to include our assignees and other successors, who shall be entitled to enforce and proceed upon this Facility Letter in the same manner as if named herein. We shall be entitled to impart any information concerning you to any such assignee or other successor or any participant or proposed assignee, successor or participant provided that we shall obtain from the person to whom such information is provided an undertaking to keep such information secret and confidential.

     16.  Notices and Demands

               Any notice or demand to be given or made by us or you hereunder may be given or made by fax or by letter, in the case of us to our office detailed above and in the case of you to your registered office or principal place of business for the time being. Any such notice or demand shall be deemed to be received when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address. If a notice is received or deemed to be received after 5.00 p.m. London time, it shall be treated as being received prior to 9.30 a.m. on the next succeeding Business Day.

     17.  Law

               This letter shall be governed by and construed in accordance with the laws of England.

               If you have any questions regarding any of provisions set out above, please contact John Heeds who will be pleased to discuss the contents of this letter with you further.

               If the foregoing correctly reflects the agreement between you and us, please indicate your acceptance of and agreement to the terms of this letter by executing below a copy of this letter and returning it to us (for the attention of John Heeds). When we receive the copy of this letter executed by you, this letter shall be binding upon and inure to the benefit of you and us and your and our respective successors.

                                          Yours faithfully,

                                          /s/ John Heeds
                                          -----------------------

                                          The Bank of Nova Scotia

                                          Accepted and agreed
                                          this 3 day of January, 1997

                                          /s/ T.W. Godfray
                                          -----------------------

                                          ADT Finance Plc

                                          By:   Mr. T.W. Godfray
                                          Title:Director

                                   SCHEDULE

                         Condition Precedent Documents



A.        Corporate Documents

            1.  In relation to ADT Finance Plc and each of the Group
Guarantors:

                 (a) a copy, certified a true copy by a duly authorised officer of the relevant company, of the constitutional documents of ADT Finance Plc and each of the Group Guarantors;


                 (b) a copy, certified a true copy by a duly authorised officer of ADT Finance Plc, of a board resolution of ADT Finance Plc approving the execution, delivery and performance of this Facility Letter and the terms and conditions thereof and authorising a named person or persons to sign this Facility Letter and any documents to be delivered by ADT Finance Plc pursuant thereto; and

                 (c) a certificate of a duly authorised officer of the relevant company setting out the names and signatures of the persons authorised to sign, on behalf of ADT Finance Plc and each of the Group Guarantors, this Facility Letter and any documents to be delivered by ADT Finance Plc and each of the Group Guarantors pursuant thereto.

            2. In relation to each of the Group Guarantors a copy, certified a true copy by a duly authorised officer of such Group Guarantor of a board resolution approving the execution, delivery and performance of the guarantee of even date herewith by such Group Guarantor in favour of the Bank of Nova Scotia.



      B.  Credit Support

               Guarantees of even date herewith given by each of ADT Limited, ADT (UK) Holdings Limited, Modern Security Systems Limited, ADT Group plc, Electric Protection Services Limited and Automated Security (Holdings) plc in favour of The Bank of Nova Scotia.

      C.  Legal Opinions

               Legal Opinion, of even dates herewith, of:

               (i)  Appleby, Spurling & Kemps, Bermuda counsel to ADT Limited;
and

               (ii) Clifford Chance, UK counsel to The Bank of Nova Scotia.